UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 18, 2019
____________________

CONCRETE PUMPING HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

____________________

Delaware	001-38166	83-1779605
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6461 Downing Street

Denver, Colorado 80229

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (303) 289-7497

N/A
(Former name or former address, if changed since last report)

___________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Interest Purchase Agreement

On March 18, 2019, Concrete Pumping Holdings, Inc., a Delaware corporation (the “Company”), Brundage-Bone Concrete Pumping, Inc., a Colorado corporation and wholly-owned indirect subsidiary of the Company (“BBCP”) and CPH Acquisition, LLC, a Delaware limited liability company and wholly owned subsidiary of BBCP (“CPHA LLC” and, together with BBCP, the “Buyers”), entered into an Interest Purchase Agreement (the “Interest Purchase Agreement”) with ASC Equipment, LP, a Texas limited partnership (“ASC”), Capital Pumping, LP, a Texas limited partnership (“CP”), MC Services, LLC, a Texas limited liability company (“MCS” and, together with ASC and CP, the “Acquired Companies”), Capital Rentals, LLC, a Texas limited liability company (“CR LLC”), Central Texas Concrete Services, LLC, a Texas limited liability company (“CTCS”), A. Keith Crawford (“A. Crawford”) and Melinda Crawford (“M. Crawford” and, together with the Acquired Companies, CR LLC, CTCS and A. Crawford, the “Sellers”), pursuant to which, subject to the satisfaction or waiver of certain conditions set forth therein, (i) BBCP will purchase all of the outstanding (x) limited partnership interests in CP and ASC from A. Crawford and (y) limited liability company interests in MCS from M. Crawford, and (ii) CPHA LLC will purchase all of the general partnership interests in CP and ASC from CR LLC and CTCS, respectively (the transactions contemplated by the Interest Purchase Agreement, the “Transactions”). As a result of the Transactions, each of the Acquired Companies will become wholly-owned indirect subsidiaries of the Company.

Transaction Consideration

The consideration for the Transactions will consist of an aggregate of $129.2 million payable in cash, subject to adjustments as described in the Interest Purchase Agreement.

Representations, Warranties and Covenants; Indemnification

The parties to the Interest Purchase Agreement have made customary representations, warranties and covenants in the Interest Purchase Agreement, including, among others, covenants with respect to the conduct of the Acquired Companies during the period between execution of the Interest Purchase Agreement and the completion of the Transactions. In addition, the parties to the Interest Purchase Agreement have each agreed to use commercially reasonable efforts to cause the Transactions to be consummated. Subject to certain limitations and conditions set forth in the Interest Purchase Agreement, the Company and the Sellers have agreed to indemnify each other for, among other things, breaches of representations, warranties and covenants contained in the Interest Purchase Agreement, and certain tax and other pre- and post-closing liabilities. To supplement the indemnification provided by the Sellers, the Company has obtained a standard representation and warranty insurance policy.

Conditions to Closing

The closing of the Transactions is subject to certain conditions, including, among others, (i) the Company (or its subsidiaries) obtaining sufficient financing to pay the consideration under the Interest Purchase Agreement, (ii) approval by the owners of the Acquired Companies to enter into the Transactions, and (iii) the expiration or termination of the applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

Termination

The Interest Purchase Agreement may be terminated by the Buyers and the Sellers under certain circumstances, including, among others, (i) by mutual written consent of the Buyers and the Sellers, (ii) by the Buyers if the closing of the Transactions has not occurred by July 16, 2019; and (iii) by the Sellers if the closing of the Transactions has not occurred prior to June 17, 2019, subject to extension to July 1, 2019 in certain circumstances. In the event that the Sellers exercise their termination rights pursuant to clause (iii) of the preceding sentence, the Company has agreed to pay the Sellers $5.0 million in cash as liquidated damages.

The foregoing description of the Interest Purchase Agreement and the Transactions does not purport to be complete and is qualified in its entirety by the terms and conditions of the Interest Purchase Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The Interest Purchase Agreement contains representations, warranties and covenants that the respective parties made to each other as of the date of such agreement or other specific dates. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating such agreement. The Interest Purchase Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company, the Acquired Companies or any other party to the Interest Purchase Agreement. In particular, the representations, warranties, covenants and agreements contained in the Interest Purchase Agreement, which were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the Interest Purchase Agreement, may be subject to limitations agreed upon by the contracting parties (including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Interest Purchase Agreement instead of establishing these matters as facts) and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors and reports and documents filed with the U.S. Securities and Exchange Commission (the “SEC”). Investors should not rely on the representations, warranties, covenants and agreements, or any descriptions thereof, as characterizations of the actual state of facts or condition of any party to the Interest Purchase Agreement. In addition, the representations, warranties, covenants and agreements and other terms of the Interest Purchase Agreement may be subject to subsequent waiver or modification. Moreover, information concerning the subject matter of the representations and warranties and other terms may change after the date of the Interest Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 7.01 Regulation FD Disclosure.

On March 18, 2019, the Company announced the execution of the Interest Purchase Agreement. A copy of the press release is furnished herewith as Exhibit 99.1. In addition, furnished herewith as Exhibit 99.2 is an investor presentation that the Company will use when discussing the Transactions with certain existing and potential investors.

The information in this Item 7.01 and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

Forward-Looking Statements

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The Company’s, the Buyers’ and the Acquired Companies’ actual results may differ from their expectations, estimates and projections and consequently, you should not rely on these forward looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, the Company’s, the Buyers’ and the Acquired Companies’ expectations with respect to future performance and anticipated financial impacts of the Transactions, the satisfaction of the closing conditions to the Transactions and the timing of the completion of the Transactions. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside the Company’s, the Buyers’ and the Acquired Companies’ control and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Interest Purchase Agreement, (2) the outcome of any legal proceedings that may be instituted against the Company, the Buyers and the Acquired Companies following the announcement of the Interest Purchase Agreement and the transactions contemplated therein; (3) the inability to complete the Transactions, including due to failure to obtain the financing required to complete the Transactions; (4) the occurrence of any event, change or other circumstance that could give rise to the termination of the Interest Purchase Agreement or could otherwise cause the Transactions to fail to close; (5) the risk that the Transactions disrupt current plans and operations; (6) the ability to recognize the anticipated benefits of the Transactions, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably and retain its key employees; (7) changes in applicable laws or regulations; (8) the possibility that the Acquired Companies or the combined company may be adversely affected by other economic, business, and/or competitive factors; and (9) other risks and uncertainties indicated from time to time in the Company's filings with the SEC. The Company cautions that the foregoing list of factors is not exclusive. The Company cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
2.1*

Interest Purchase Agreement, dated as of March 18, 2019, by and between the Company, Brundage-Bone Concrete Pumping, Inc., CPH Acquisition, LLC, ASC Equipment, LP, Capital Pumping, LP, MC Services, LLC, Capital Rentals, LLC, Central Texas Concrete Services, LLC, A. Keith Crawford and Melinda Crawford.

99.1	Press Release, dated March 18, 2019.

99.2	Investor Presentation, dated March 18, 2019

*

The exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(b)(2). The Company agrees to furnish supplementally a copy of any omitted exhibit or schedule to the SEC upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONCRETE PUMPING HOLDINGS, INC.

	By:	/s/ Iain Humphries
Name: Iain Humphries
Title: Chief Financial Officer and Secretary

Dated: March 18, 2019